certification

Nicholas Veronis, President/Principal Executive Officer, and Indira Mahadeo Treasurer/Principal Financial Officer of iDirect Multi-Strategy Fund LLC (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer
/s/ Nicholas Veronis	/s/ Indira Mahadeo
Date: 06/06/2025	Date: 06/06/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.